Exhibit 99.1

900 North Michigan Avenue Suite 1600 Chicago, Illinois 60611 (312) 274-2000

Contact:

MICHAEL K. WOLF

Executive Vice President and

Chief Administrative Officer

Standard Parking Corporation

(312) 274-2070

mwolf@standardparking.com

Standard Parking Announces Resignation of Chief Operations Officer

Chicago, IL – January 4, 2005 – Standard Parking (NASDAQ:STAN), one of the nation’s largest providers of parking management services, today announced the resignation of Herbert W. Anderson as the Company’s Chief Operations Officer, effective January 3, 2005. James A. Wilhelm, President and Chief Executive Officer of Standard Parking, will reassume the responsibilities he held six months ago, overseeing the day-to-day management of the Company’s parking and transportation operations.

Standard Parking is a leading national provider of parking facility management services.  The company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry.  The company manages approximately 1,900 parking facilities, containing over one million parking spaces in close to 300 cities across the United States and Canada.  In addition, the company manages parking-related and shuttle bus operations serving more than 60 airports.

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